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                                                  Exhibit to the Annual Report
                                                  (Form 11-K) of the
                                                  Huntington Bancshares
                                                  Incorporated Deferred
                                                  Compensation Plan and Trust
                                                  for Directors for the year
                                                  ended December 31, 2001




                         Consent of Independent Auditors


We consent to the incorporation by reference in Post-Effective Amendment No. 2 to the Registration Statement (Form S-8 No. 33-10546) pertaining to the Huntington Bancshares Incorporated Deferred Compensation Plan and Trust for Directors and in the related Prospectus of our report dated March 28, 2002, with respect to the financial statements of the Huntington Bancshares Incorporated Deferred Compensation Plan and Trust for Directors included in this Annual Report (Form 11-K) for the year ended December 31, 2001.


                                                /s/  Ernst & Young LLP





Columbus, Ohio
March 28, 2002



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